                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                Perceptron, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

[PERCEPTRON LOGO]

                  47827 Halyard Drive
                  Plymouth, Michigan 48170-2461
                  (734) 414-6100    Facsimile: (734) 414-4700

                                                                October 23, 2003

Dear Perceptron Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Perceptron, Inc. (the "Company") to be held on Monday, December 8, 2003, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170.

     The attached notice of the meeting and Proxy Statement describe the items of business to be transacted: (a) the election of eight directors, and (b) such other business as may properly come before the meeting or any adjournment thereof.

     After the formal business session, there will be a report to the shareholders on the progress of the Company along with a discussion period. I look forward to seeing you at the Annual Meeting and hope you will make plans to attend. Whether or not you plan to attend the meeting, I urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States. You may revoke your proxy and, if you are a shareholder of record, vote in person at the meeting if you so desire.

                                   Sincerely,



                                   /s/ Alfred A. Pease
                                   -------------------------------------
                                   Alfred A. Pease
                                   Chairman of the Board of Directors,
                                   President and Chief Executive Officer

                               [PERCEPTRON LOGO]


                  --------------------------------------------

                                PERCEPTRON, INC.
                NOTICE OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 8, 2003

                  --------------------------------------------

     The Annual Meeting of Shareholders of Perceptron, Inc., a Michigan corporation, will be held on Monday, December 8, 2003, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170 for the following purposes:

         1. To elect eight directors to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on October 17, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A certified list of shareholders entitled to vote at the meeting will be available for examination by any shareholder during the meeting at the corporate offices at 47827 Halyard Drive, Plymouth, Michigan 48170.

     A copy of the 2003 Annual Report for the fiscal year ended June 30, 2003 and Proxy Statement accompanies this notice.


                                   By the Order of the Board of Directors


                                   /s/ Thomas S. Vaughn
                                   ---------------------------
                                   Thomas S. Vaughn, Secretary

47827 Halyard Drive
Plymouth, Michigan 48170
October 23, 2003

--------------------------------------------------------------------------------

     THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT, AND YOUR COOPERATION IN PROMPTLY RETURNING YOUR MARKED, DATED AND SIGNED PROXY WILL BE APPRECIATED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOUR PROXY WILL, HOWEVER, HELP TO ASSURE A QUORUM AND TO AVOID ADDED PROXY SOLICITATION COSTS.

--------------------------------------------------------------------------------

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

                                PERCEPTRON, INC.
                       2003 ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 9:00 A.M. ON DECEMBER 8, 2003

                             -----------------------

                                  INTRODUCTION

     This Proxy Statement and the accompanying Notice of the 2003 Annual Meeting of Shareholders, 2003 Annual Report and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Perceptron, Inc. (the "Company"). The proxies are being solicited for use at the 2003 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the corporate offices of the Company on Monday, December 8, 2003, at 9:00 a.m., local time, and at any adjournment of that meeting. The corporate offices of the Company are located at 47827 Halyard Drive, Plymouth, Michigan 48170, and the Company's telephone number is (734) 414-6100. The Company expects that this Proxy Statement and the accompanying materials will be first sent or given to shareholders on or about October 27, 2003.

     Only holders of record of the Company's Common Stock, $0.01 par value (the "Common Stock") at the close of business on October 17, 2003 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 8,577,219 shares of Common Stock outstanding and entitled to vote. The Company has no other class of stock outstanding. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. See "Further Information -- Share Ownership of Management and Certain Shareholders" for a description of the beneficial ownership of the Common Stock.

     Directors, officers and other employees of the Company may solicit, without additional compensation, proxies by any appropriate means, including personal interview, mail, telephone, courier service and facsimile transmissions. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's Common Stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of the 2003 Annual Meeting of Shareholders, the Proxy Statement, the 2003 Annual Report and the accompanying proxy card, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company. Only one Proxy Statement will be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request from a shareholder who shares an address with another shareholder, the Company shall deliver a separate copy of the Proxy Statement. In the future, shareholders can call or write the Company for a separate annual report or proxy statement at (734) 414-6100 or 47827 Halyard Drive, Plymouth, Michigan 48170-2461. Similarly, those shareholders who share an address and wish to receive only one copy of the annual report or proxy statement when they are receiving multiple copies can also call or write the Company at the number and address given above.

     Shares represented by a duly executed proxy, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder thereon if the proxy is received by the Company before the close of business on December 5, 2003. Shares represented by a proxy received after December 5, 2003 will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before the vote of shareholders is taken. A proxy also gives Messrs. Pease, Garber and Vaughn discretionary authority, to the extent permitted by law, to vote all shares of Common Stock represented by the proxy on any other matter that is properly presented for action at the meeting; however, the Board of Directors does not intend to present any other matters at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at the Company's corporate offices at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person, if you are a shareholder of record (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

     Abstentions, and withheld votes with respect to the election of directors, are counted only for purposes of determining whether a quorum is present at the 2003 Annual Meeting. Broker non-votes are not counted for any purpose. Directors are elected by a plurality of the votes cast, so that only votes cast "for" directors are counted in determining which directors are elected.

                       MATTERS TO COME BEFORE THE MEETING

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, Shareholders will be asked to elect a board of eight directors to hold office, in accordance with the Bylaws of the Company, until the 2004 annual meeting and until the election and qualification of their successors, or until their resignation or removal. The following table sets forth information regarding the nominees for election to the Company's Board of Directors. The shares represented by properly executed proxies will be voted in accordance with the specifications made therein. PROXIES WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD. If a nominee is unable to serve or, for good cause, will not serve, the proxy confers discretionary authority to vote with respect to the election of any person to the Board. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected to the Board of Directors. Shares may not be voted cumulatively for the election of directors.

     The nominees named below have been selected by the Board of Directors of the Company. The following information with regard to business experience has been furnished by the respective nominees for director.

                                    POSITION, PRINCIPAL OCCUPATIONS
     NAME AND AGE                        AND OTHER DIRECTORSHIPS
     ------------                        -----------------------

David J. Beattie, 61.........Director of the Company since 1997. Mr. Beattie has been President of McNaughton - McKay Electric Company ("MME") since February 2001, and prior to that time, from September 2000 to February 2001, was Chief Operating Officer of MME. From February 1997 to September 2000, he was Senior Vice President, Sales and Marketing of MME, where he was responsible for all sales and marketing activities, strategic planning, engineering and related services. MME is a distributor of industrial automation products and services.

Kenneth R. Dabrowski, 60.....Director of the Company since 1999. Mr. Dabrowski has been President of the Durant Group, L.L.C., a management consulting firm, since December 2000, and has been a member of the faculty at Massachusetts Institute of Technology since June 1999. Mr. Dabrowski was Vice President, Quality and Process Leadership, Ford Automotive Operations of Ford Motor Company from September 1996 to January 1999 where he had global responsibility for Information Technology, Process Reengineering, corporate and supplier quality and customer satisfaction.

Philip J. DeCocco, 65........Director of the Company since 1996. Mr. DeCocco has been President of Sturges House, Inc., a company founded by Mr. DeCocco, since 1983. Sturges House, Inc. offers executive recruiting and management consulting services in human resources, strategic planning, executive development and organization design and development to various companies.

W. Richard Marz, 60..........Director of the Company since 2000. Mr. Marz has been Executive Vice President, Communications and ASIC Technology, LSI Logic Corporation ("LSI"), since February 2002, and prior to that time, from July 2001 to February 2002, he was Executive Vice President, ASIC Technology of LSI. From May 1996 to July 2001, he was Executive Vice President, Geographic Markets, of LSI. LSI is a semiconductor manufacturer.

Robert S. Oswald, 62.........Director of the Company since 1996. Mr. Oswald has been Chairman and Chief Executive Officer, Bendix Commercial Vehicle Systems, LLC, a manufacturer of air brakes and other safety systems, since March 2002. Mr. Oswald was Chairman, President and Chief Executive Officer of Robert Bosch Corporation, a manufacturer of automotive components and systems, and a member of the Board of Management of Robert Bosch, GmbH from July 1996 to December 2000.

Alfred A. Pease, 57..........Director of the Company since 1996 and Chairman of the Board since July 1996. Since February 1996, Mr. Pease has been President and Chief Executive Officer of the Company.

James A. Ratigan, 55........ Director of the Company since 2003. Mr. Ratigan has been a consultant to Orapharma, Inc., a specialty pharmaceutical company that was acquired by Johnson and Johnson, Inc., since August 2003. From June 1997 to August 2003, Mr. Ratigan was Executive Vice President, Chief Financial Officer and Secretary of Orapharma, Inc. Mr. Ratigan was a director of the Company from 1989 to 1996 and served as the Company's Chief Operating Officer from May 1994 to April 1996 and Chief Financial Officer from December 1993 to June 1996.

Terryll R. Smith, 53.........Director of the Company since 1996. Mr. Smith has been President and Chief Executive Officer of Novation Environmental Technologies Inc., a water purification company, since January 2000. From December 1998 to August 1999, Mr. Smith was President and Chief Executive Officer of picoNetworks, an integrated circuits and software services company.

                        BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is responsible for direction of the overall affairs of the Company. Directors of the Company are elected to serve until their successors are elected. The Board of Directors and each committee thereof meet formally from time to time and also take action by consent resolutions. During the fiscal year ended June 30, 2003, the Board of Directors met a total of five times. All of the current directors who are standing for re-election attended at least 75% of the total meetings of the Board of Directors, and of any committee on which they served, held during the period in fiscal year 2003 in which they served as directors or members of any such committees.

     The Board of Directors has delegated certain authority to an Audit Committee, a Management Development, Compensation and Stock Option Committee and a Nominating Committee to assist it in executing its duties. The composition and principal functions of each Committee are as follows:

     Audit Committee. The Audit Committee is currently comprised of three outside members of the Board of Directors: Messrs. Dabrowski, Oswald and Smith. The Board of Directors approved and adopted the Audit Committee's charter on May 5, 2000. The charter in its current form was last provided to shareholders as an appendix to the Company's Proxy Statement dated October 29, 2001. The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. The principal functions of the Audit Committee are the following: (i) review and nominate the accounting firm to be appointed as the Company's independent certified public accountants; (ii) review the nature and extent of all services provided to the Company by such accountants and evaluate their fees and the effects of such services upon their independence; (iii) review the scope, purpose and procedures of the audit; (iv) review the audited financial statements and the proposed footnotes to be included in the Company's Annual Report on Form 10-K and report annually to the Board of Directors whether the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission; (v) review with such accountants its experience, findings and recommendations upon completion of the audit; (vi) review of the Company's Quarterly Reports on Form 10-Q for filing with the Securities and Exchange Commission; (vii) review the adequacy of the Company's internal accounting procedures and controls; and (viii) review and reassess annually the adequacy of the Audit Committee's charter. The Audit Committee held six meetings in fiscal year 2003.

     Management Development, Compensation and Stock Option Committee. The Management Development, Compensation and Stock Option Committee ("Management Development Committee") is currently comprised of three outside members of the Board of Directors: Messrs. Beattie, DeCocco and Marz. The principal functions of the Committee are to review the Company's compensation programs, to establish the compensation programs for the Company's executive officers, to review and approve annual bonuses to be paid to such executive officers and to administer the Company's Stock Option Plans. The Management Development Committee held two meetings in fiscal year 2003.

     Nominating Committee. The Nominating Committee is currently comprised of three outside members of the Board of Directors: Messrs. DeCocco, Dabrowski and Marz. The Committee's duties include recommending to the Board of Directors the nominees to stand for election as directors at each annual meeting of shareholders and recommending to the Board of Directors the directors to serve on the standing committees of the Board.

Recommendations by shareholders of possible director nominees may be addressed to the Nominating Committee of the Board of Directors in care of the Secretary of the Company and will be forwarded to the Committee for consideration. The Nominating Committee did not meet in fiscal year 2003.

                             AUDIT COMMITTEE REPORT

     In accordance with its charter, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Board, the Company's independent auditors and the financial management of the Company. Each Audit Committee member is "independent," as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented. In addition, the Board of Directors determined that all of the members of the Audit Committee are financially literate as defined by the rules and regulations of the Securities and Exchange Commission.

     The Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be amended or supplemented, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended June 30, 2003, including the quality of accounting principles and significant judgments affecting the financial statements.

     The Audit Committee has satisfied its responsibilities under its charter for the year ended June 30, 2003 and, based on the above-mentioned reviews and discussions with management and the independent auditors, recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended June 30, 2003 for filing with the Securities and Exchange Commission. Further, the Audit Committee approved the engagement of Grant Thornton LLP as the Company's independent auditors for the fiscal year ended June 30, 2004.

AUDIT COMMITTEE:

ROBERT S. OSWALD, CHAIR
KENNETH R. DABROWSKI
TERRYLL R. SMITH

                               FURTHER INFORMATION

                               EXECUTIVE OFFICERS

     The officers listed below were appointed by the Board of Directors and serve in the capacities indicated. Executive officers are normally appointed annually by the Board of Directors and serve at the pleasure of the Board.

          NAME AND AGE                 POSITION AND PRINCIPAL OCCUPATIONS
          ------------                 ----------------------------------

Alfred A. Pease, 57..........President and Chief Executive Officer since
                             February 1996. Mr. Pease's business experience is described under "Proposal 1 - Election of Directors."

Wilfred J. Corriveau, 50.....Mr. Corriveau has been Senior Vice President -
                             Global Automotive Business of the Company since September 2000. Prior to that, he was, from February 1996 to September 2000, the Director of the Global Automotive Business of Rockwell whose principal business is the manufacture of automation systems and services.

John J. Garber, 61...........Mr. Garber has been Vice President - Finance and
                             Chief Financial Officer of the Company since
                             February 1999. Prior to that, he was, from September 1991 to February 1999, the Chief Financial Officer of Newcor, Inc., whose principal business is the precision machining of components for the automotive, medium and heavy duty truck and agricultural industries.

Harry T. Rittenour, 57.......Mr. Rittenour has been Senior Vice President -
                             Product Production and Quality since May 2001. Prior to that, he was Senior Vice President - Industrial Businesses Segment from May 2000 until May 2001 and Vice President - Quality Assurance from January 1997 until May 2000.

             SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to beneficial ownership of the Common Stock by each person known by management of the Company to be the beneficial owner of more than five percent of its outstanding Common Stock. The number of shares reported is as of the dates indicated in the footnotes below. The percentage of class is based on 8,577,219 shares of Common Stock outstanding on October 17, 2003. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.



                          NAME AND ADDRESS                                           AMOUNT AND NATURE OF         PERCENT
                         OF BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP         OF CLASS
                         -------------------                                         --------------------         --------
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401.........................................                   592,800(1)              6.91
FMR Corp., Fidelity Management & Research Company, Fidelity Low
Priced Stock Fund, Edward C. Johnson 3d and Abigail P. Johnson
  82 Devonshire Street
  Boston, Massachusetts 02109............................................                   502,499(2)              5.86
Royce & Associates, Inc.,
  1414 Avenue of the Americas
  New York, New York 10019...............................................                   676,000(3)              7.88


------
(1) Based upon their statement on Schedule 13G dated February 3, 2003 and filed with the Securities and Exchange Commission on February 11, 2003, Dimensional Fund Advisors Inc. has sole power to vote and dispose of 592,800 shares of Common Stock. Further, based upon its statement on
      Schedule 13G, the shares of Common Stock are beneficially owned by investment companies, trusts and accounts which are advised by Dimensional

      Fund Advisors Inc. and none of which own more than 5% of the shares of Common Stock. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such shares of Common Stock.
(2) Based upon their statement on Schedule 13G dated and filed with the Securities and Exchange Commission on February 14, 2003, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 502,499 shares of Common Stock as a result of acting as an investment adviser to various investment companies. Further, based upon their statement on
      Schedule 13G, the shares of Common Stock are owned by one investment company, Fidelity Low Priced Stock Fund. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fidelity Low Priced Stock Fund each has sole power to dispose of the 502,499 shares of Common Stock. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Low Priced Stock Fund, which power resides with the Fund's Board of Trustees. Fidelity carries out the voting of the shares of Common Stock under written guidelines established by the Fund's Board of Trustees. Edward C. Johnson 3d and Abigail P. Johnson each own in excess of 10% of the aggregate outstanding voting stock of FMR Corp.
(3) Based upon their statement on Schedule 13G dated and filed with the Securities and Exchange Commission on February 4, 2003, 2002, Royce & Associates, Inc. ("Royce") has sole power to vote and dispose of 676,000 shares of Common Stock.

BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information with respect to beneficial ownership of the Common Stock by each of the directors and director nominees, the persons named in the Summary Compensation Table and by all directors and executive officers as a group as of October 17, 2003, unless otherwise indicated. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.



                   NAME AND ADDRESS                             AMOUNT AND NATURE
               OF BENEFICIAL OWNER (1)                       OF BENEFICIAL OWNERSHIP          PERCENT OF CLASS
-----------------------------------------------------        -----------------------          ----------------
David J. Beattie(2)(3)...............................                 20,600                         *
Kenneth R. Dabrowski(2)(4)...........................                 61,282                         *
Philip J. DeCocco(2)(5)..............................                 57,864                         *
W. Richard Marz(2)(6)................................                 36,714                         *
Robert S. Oswald(2)(7)...............................                 72,320                         *
Alfred A. Pease (2)(8)...............................                441,532                        4.95
James A. Ratigan (2).................................                    0                           *
Terryll R. Smith (2)(9)..............................                 34,000                         *
Wilfred J. Corriveau(10).............................                 78,164                         *
John J. Garber(11)...................................                 63,964                         *
Harry T. Rittenour(12)...............................                 68,450                         *
Directors and executive officers as a group
     (11 persons)(13)................................                934,890                       10.12


------
*  Less than 1% of class
(1) To the best of the Company's knowledge, based on information reported by such directors and officers or contained in the Company's shareholder records. The address for Messrs. Beattie, Dabrowski, DeCocco, Marz, Oswald, Pease, Ratigan, Smith, Corriveau, Garber, and Rittenour is 47827 Halyard Drive, Plymouth, Michigan 48170.
(2)  Serves as a member of the Board of Directors of the Company.
(3) Includes options to purchase 19,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17, 2003.
(4) Includes options to purchase 21,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17, 2003.
(5) Includes options to purchase 34,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17, 2003.
(6) Includes options to purchase 18,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17, 2003.

(7) Includes options to purchase 34,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17, 2003.
(8) Includes options to purchase 350,034 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17 2003.
(9) Represents options to purchase 34,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17, 2003.
(10) Includes options to purchase 37,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17, 2003.
(11) Includes options to purchase 43,750 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17, 2003.
(12) Includes options to purchase 68,250 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17, 2003.
(13) Includes options to purchase 660,034 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 17, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission. Directors, officers and greater than ten percent shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during the Company's last fiscal year. To the Company's knowledge, all of these filing requirements were satisfied by the Company's officers, directors and ten percent shareholders, except that Mr. Beattie failed to file on a timely basis one report relating to two transactions several years ago in Common Stock beneficially owned by him and Mr. Ratigan failed due to an administrative oversight to disclose his initial report of ownership of Common Stock on a Form 3 in a timely manner. In making these statements, the Company has relied solely on the written representations of its directors, officers and ten percent shareholders and copies of the reports that have been filed with the Commission.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

     All of the members of the Board of Directors who are not employed by the Company (the "Eligible Directors") will receive an annual retainer of $10,000, paid quarterly in the amount of $2,500. All Eligible Directors who serve on more than one committee of the Board of Directors shall receive $2,000 for each committee in excess of one on which he serves. All Eligible Directors receive $1,250 for each Board meeting attended. In addition, directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings. Directors are also eligible to participate in the Company's 1992 Stock Option Plan (the "1992 Plan").

     All Eligible Directors participate in the Directors Stock Option Plan (the "Directors Plan"). Any Eligible Director who is first elected or appointed after February 9, 1995 will receive an Option to purchase 15,000 shares of Common Stock on the date of his or her election or appointment ("Initial Option"). In addition, each Eligible Director who has been a director for six months before the date of each Annual Meeting of Shareholders held during the term of the Directors Plan automatically will be granted, as of the date of such Annual Meeting, an option to purchase an additional 3,000 shares of Common Stock (an "Annual Option"). The Directors Plan expires on February 9, 2005. The exercise price of options granted under the Directors Plan is the last reported sale price per share of the Company's Common Stock as quoted on The Nasdaq Stock Market Inc.'s National Market on the date of grant. Each option granted under the Directors Plan as an Initial Option becomes exercisable in full on the first anniversary of the date of grant. Options granted as Annual Options become exercisable in three annual increments of 33 1/3% of the shares subject to the option. The exercisability of such options is accelerated in the event of the occurrence of certain changes in control of the Company. All options granted under the Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated due to the termination of the Eligible Director's service as a director of the Company.

     The Directors Plan also permits Eligible Directors to purchase shares of Common Stock through the Directors Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company ("Directors Stock Purchase Plan Option"). By December 31 of each year, a director must make his or her election to purchase shares of Common Stock in exchange for all or a portion of directors fees payable from December 1 of that year to December 1 of the next year.

     Directors fees are payable in cash on March 1, June 1, September 1 and December 1 of each year. On each of these dates, the Company will determine the number of shares of Common Stock each Director who has elected to participate in the Directors Stock Purchase Plan Option has earned on that date. This determination will be made by dividing all director's fees payable on each of those dates which the Director has elected to exchange for Common Stock, by the fair market value of the Common Stock on that date. Any portion of the director's fees payable on each of those dates which the Director has not elected to receive in Common Stock will be paid to the Director in cash. The fair market value of the Common Stock will be determined by using the average of the closing sales price of the Common Stock on The Nasdaq Stock Market, Inc.'s National Market for the five consecutive trading days on The Nasdaq's Stock Market, Inc.'s National Market immediately preceding the date of determination. The Company will issue share certificates for all shares of Common Stock purchased in a calendar year by December 15th of such year unless a director requests to receive his or her share certificate at any time during the year by sending written notice to the Company.

EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information as to compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal years June 30, 2003, June 30, 2002 and June 30, 2001 to (i) the Company's Chief Executive Officer and (ii) the Company's executive officers at June 30, 2003 (other than the Chief Executive Officer) whose aggregate annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                  ANNUAL COMPENSATION                       AWARDS
                                 ------------------------------------------------------     ------
            NAME AND                                                   OTHER ANNUAL                       ALL OTHER
       PRINCIPAL POSITION        YEAR   SALARY ($)    BONUS ($)     COMPENSATION ($)(1)   OPTIONS (#)   COMPENSATION ($)
       ------------------        ----   ----------    ---------     -------------------  ------------  ----------------
  Alfred A. Pease, President,    2003     277,500      178,463            0                50,000        13,142(2)
  Chief Executive Officer and    2002     260,000          0              0               120,000         3,723(3)
  Chairman of the Board.....     2001     260,000          0              0               150,000         8,250(4)

  Wilfred J. Corriveau,          2003     195,750      133,255(5)         0                25,000         8,720(2)
  Senior Vice President          2002     180,000       20,000(5)         0                25,000         2,718(3)
  Global Automotive Business     2001     145,909       20,000(5)         0                50,000         1,036(4)
  (5).......................

  John J. Garber, Vice           2003     173,875      104,446            0                15,000         8,693(2)
  President Finance and Chief    2002     166,000            0            0                15,000         2,193(3)
  Financial Officer.........     2001     166,000            0            0                10,000         6,586(4)

  Harry T. Rittenour,            2003     152,250       88,087            0                25,000         2,383(2)
  Senior Vice President          2002     140,000            0            0                18,000         1,183(3)
  Product Production and         2001     140,000            0            0                25,000         2,183(4)
  Quality (6) ..............


------
(1) Perquisites and other personal benefits were provided to all of the persons named in the Summary Compensation Table. Disclosure of such amounts is not required because such amounts were less than 10% of the total annual salary and bonuses reported for each of the respective individuals for each period presented.
(2) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended June 30, 2003 as follows: Mr. Pease $7,500; Mr. Corriveau $6,002; Mr. Garber $6,500; and Mr. Rittenour $1,200; and (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended June 30, 2003 with respect to term life insurance for the benefit of the named executives as follows: Mr. Pease $5,642; Mr. Corriveau $2,718; Mr. Garber $2,193; and Mr. Rittenour $1,183.
(3) "All Other Compensation" consists of the dollar value of any life insurance premiums paid by the Company in the fiscal year ended June 30, 2002 with respect to term life insurance for the benefit of the named executives. The Company made no contributions to the accounts of the named executive officers under the Company's 401(k) Plan during the fiscal year ended June 30, 2002.
(4) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended June 30, 2001 as follows: Mr. Pease $5,250; Mr. Corriveau $583; Mr. Garber $4,375; and Mr. Rittenour $1,000; and (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended June 30, 2001 with respect to term life insurance for the benefit of the named executives as follows: Mr. Pease $3,000; Mr. Corriveau $453; Mr. Garber $2,193; and Mr. Rittenour $1,183.
(5) Mr. Corriveau's bonus amount includes $20,000 that represents the last installment on a $60,000 signing bonus that was payable $20,000 at hire date and $20,000 at each of the next two employment anniversary dates when he became Senior Vice President - Global Automotive Business in August 2000.
(6) Mr. Rittenour became Senior Vice President - Product Production and Quality in May 2001.


GRANTS OF OPTIONS

         The following tables set forth certain information concerning individual grants of stock options to each of the persons named in the Summary Compensation Table made during the fiscal year ended June 30, 2003. All grants described in the following tables were made under the Company's 1992 Stock Option Plan and contain the Option Acceleration Provision (as defined under "Further Information -- Compensation of Directors and Officers -- Executive Officers -- Termination of Employment and Change of Control Arrangements").

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                    INDIVIDUAL GRANTS                                            VALUE AT ASSUMED
                       ----------------------------------------                                ANNUAL RATES OF STOCK
                                                                                               PRICE APPRECIATION FOR
                           NUMBER OF          PERCENT OF TOTAL                                    OPTION TERM (3)
                           SECURITIES        OPTIONS GRANTED TO  EXERCISE OR                  ----------------------
                       UNDERLYING OPTION       EMPLOYEES IN      BASE PRICE   EXPIRATION
        NAME                GRANTED (#)        FISCAL YEAR (1)      ($/SH)      DATE (2)       5%($)          10%($)
---------------------- -----------------       ---------------   ----------   ----------      ------          -------
Alfred A. Pease.......      50,000(4)              17.39              1.42      9/2/12         44,652         113,156
Wilfred J. Corriveau..      25,000(5)               8.69              1.42      9/2/12         22,326          56,578
John J. Garber........      15,000(6)               5.22              1.42      9/2/12         13,396          33,947
Harry T. Rittenour....      25,000(7)               8.69              1.42      9/2/12         22,326          56,578


----------
(1) Options to purchase a total of 287,600 shares of Common Stock were granted to team members in the fiscal year ended June 30, 2003.
(2) Options expire on the date indicated, or, if earlier, one year after the optionee's death or permanent disability or three months after the optionee's termination of employment.
(3) Represents the value of such options at the end of its ten year term (without discounting to present value) assuming the market prices of the Common Stock appreciates from the grant date at an annually compounded rate of 5% or 10%. These amounts represent rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.
(4) Consists of 29,860 nonqualified options and 20,140 incentive stock options. Nonqualified options become exercisable in one installment of 12,500 shares of Common Stock on September 3, 2003 and two annual installments of 8,680 shares of Common Stock beginning on September 3, 2004. The Incentive Stock Options become exercisable in two annual installments of 3,820 shares of Common Stock beginning on September 3, 2004 and one installment of 12,500 shares of Common Stock on September 3, 2006.
(5) Consists of 25,000 incentive stock options. The Incentive Stock Options become exercisable in four annual installments of 6,250 shares of Common Stock beginning September 3, 2003.

(6) Consists of 15,000 incentive stock options. The Incentive Stock Options become exercisable in four annual installments of 3,750 shares of Common Stock beginning September 3, 2003.
(7) Consists of 25,000 incentive stock options. The Incentive Stock Options become exercisable in four annual installments of 6,250 shares of Common Stock beginning September 3, 2003.

EXERCISE AND VALUE OF OPTIONS

     The following tables set forth certain information concerning exercises of stock options during the fiscal year ended June 30, 2003 by each of the persons named in the Summary Compensation Table and the number of and the value of unexercised stock options held by such persons as of June 30, 2003 on an aggregated basis.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                          SHARES                                   FISCAL YEAR-END (#)          FISCAL YEAR-END ($)(1)
                        ACQUIRED ON          VALUE           ----------------------------   ----------------------------
        NAME           EXERCISE (#)     REALIZED ($)(2)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
        ----           ------------     ---------------       -----------   -------------   -----------    -------------
Alfred A. Pease.......       0                0                  378,750      221,250         515,738        1,005,213
Wilfred J. Corriveau..     6,250          15,875                  25,000       68,750          71,000          274,750
John J. Garber........     8,750          16,213                  38,750       32,500          34,138          147,113
Harry T. Rittenour....       0                0                   69,000       56,000         107,820          244,810


----------
(1) Represents the total gain which would have been realized if all such options had been exercised on June 30, 2003.
(2) Represents the fair market value of the shares of Common Stock relating to exercised options, as of the date of exercise, less the exercise price of such options.

EMPLOYMENT AGREEMENTS

     Mr. Pease serves in his present capacity pursuant to the terms of an employment agreement. Mr. Pease's agreement provides for an annual base salary of $200,000, subject to increase at the discretion of the Management Development Committee, benefits comparable to the Company's other executive officers, including life, disability and health insurance and the use of a Company leased automobile and an annual performance bonus target level of 60% of his base salary. Mr. Pease's base salary for fiscal year 2003 is $280,000 effective August 16, 2002 and he will receive reimbursement of reasonable monthly club dues. In the event Mr. Pease's employment is terminated without cause, his salary and benefits will continue for twelve months and he will earn a pro rata portion of any bonus that would have been earned in the year of the termination.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Payments due to Mr. Pease upon termination of his employment with the Company are described above under "Further Information -- Compensation of Directors and Executive Officers -- Executive Officers -- Employment Agreements."

     Agreements relating to stock options granted under the 1992 Plan to each of the executive officers named in the Summary Compensation Table, as well as certain other officers of the Company, also provide that such options become immediately exercisable in the event that the optionee's employment is terminated without cause, or there is a diminishment of the optionee's responsibilities, following a Change of Control of the Company or, if, in the event of a Change of Control, such options are not assumed by the person surviving the Change of Control or purchasing the assets in the Change of Control. A "Change of Control" is generally defined as a merger of the Company in which the Company is not the survivor, certain share exchange transactions, the sale or transfer of all or substantially all of the assets of the Company, or any person or group of persons (as defined by Section 13(d) the Securities Exchange Act of 1934, as amended) acquires more than 50% of the Common Stock ("Option Acceleration Provision").

MANAGEMENT DEVELOPMENT, COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Management Development, Compensation and Stock Option Committee of the Board of Directors ("Management Development Committee") currently consists of Messrs. DeCocco, Beattie and Marz. During fiscal year 2003, no member of the Management Development Committee served as an officer or employee of the Company or any of its subsidiaries nor had any member of the Management Development Committee formerly served as an officer of the Company or any of its subsidiaries. During fiscal year 2003, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served either on the Board of Directors or on the Management Development Committee of the Company.

                      REPORT OF THE MANAGEMENT DEVELOPMENT,
                     COMPENSATION AND STOCK OPTION COMMITTEE

     The Management Development Committee is responsible for the planning, review and administration of the Company's executive compensation program and the Company's stock-based executive compensation programs, including the 1992 Stock Option Plan. During the fiscal year ended June 30, 2003 all members of this Committee were non-employee directors of the Company.

     The Company's objective is to provide a superior return to its shareholders. To support this objective, the Company believes it must attract, retain and motivate top quality executive talent. The Company's executive compensation program is a critical tool in this process.

     The Company's executive compensation program has been designed to link executive compensation to Company performance through at-risk compensation opportunities, providing significant reward to executives who contribute to the Company's success. The Company's executive compensation program consists of base salary, annual cash profit sharing incentive opportunities and long-term incentives represented by stock options.

     The base salary, annual cash profit sharing incentive opportunity, stock option and other compensation terms of new executive officers are established based upon each executive's qualifications, position and level of responsibility as compared with the Company's other executives.

BASE SALARY

     The Management Development Committee recognizes the importance of a competitive compensation structure in retaining and attracting valuable senior executives. Executive salary levels are reviewed and established annually. The salaries received by the Company's executives generally reflect their levels of responsibility, the profitability of the Company and other factors, such as assessments of individual performance.

     Because of the Company's significantly improved financial performance in fiscal year 2002 following the Company's sale of its forest products business unit and taking into consideration that Mr. Pease had not received an increase in base salary in the prior two fiscal years, the Management Development Committee increased the base salary of Alfred A. Pease, Chairman of the Board, President and Chief Executive Officer of the Company, by $20,000 or 7.7% in fiscal year 2003.

     In fiscal year 2003, the Management Development Committee increased the base salaries of the Company's other executive officers by between 5.4% and 10%. These increases were approved in recognition of the Company's improved financial performance during the last half of fiscal year 2002, particularly in the Company's automotive related operations for which these executives have primary responsibility. In addition, these executives had not received increases in base salary in the prior two fiscal years, except in connection with their appointment to their then current executive positions. The size of the percentage increases were determined based on the Committee's evaluation of the contributions made by each of the executive officers to improving the Company's operating performance.

ANNUAL PROFIT SHARING

     The Company's executive officers are eligible for annual cash profit sharing incentive opportunities. Generally, at the beginning of each year, the Management Development Committee develops a profit sharing plan applicable to all executives of the Company, including the Chief Executive Officer of the Company.

     The Fiscal Year 2003 Team Member 401(k) Plan/Restoration and Profit Sharing Plan, which applied to all employees of the Company, including Mr. Pease and the other executive officers, provided that the Company would make matching contributions to the Company's Employees' 401(k) Plan ("401(k) Plan") and a profit sharing payout only if the Company achieved earnings per share ("EPS") in excess of the Fiscal Year 2003 Profit Plan established by the Board. For performance in excess of that level, a portion of each dollar of Company pre-tax earnings above progressive earnings share targets would be added to the 401(k) Plan match/profit sharing pool. One half of the pool was to be used to match any 401(k) Plan contributions made by team members, up to 50% of their contributions, and the remainder to be used to fund the profit sharing pool.

     The actual profit sharing pool earned was to be divided among employees in relation to their profit sharing potential for the year. Each employee's profit sharing potential for the year was stated as a percentage of their base salary. In fiscal year 2003, that level was 60% for Mr. Pease and 55% for the other executive officers.

     During fiscal year 2003, the 401(k) Plan match/profit sharing pool earned under the plan was 112% of the employees' aggregate potential payout, including 100% of their potential 401(k) Plan Matching Company contributions and 114% of their aggregate profit sharing potential.

     Mr. Pease received a profit sharing payment of 68.6% of his base salary level as of June 30, 2002 and the other executive officers received profit sharing payments of 62.9% of their base salary level as of June 30, 2002. This was the first profit sharing payout received by these executives since the Fiscal Year 2000 Profit Sharing Plan.

     No discretionary bonuses were paid to Mr. Pease or the other executive officers in fiscal year 2003.

STOCK OPTIONS

     Stock option grants have historically been utilized by the Company as part of its compensation program for all levels of team members, including the Company's executives. The Company's stock option program permits team members to buy a specific number of shares of Common Stock in the future, at the fair market value of such shares on the date the option is granted. Since stock options gain value only if the price of the Common Stock increases above the option exercise price, this use of stock option grants reflects the Company's philosophy of linking compensation to performance. In addition, the Committee believes that stock option grants to team members help to provide an incentive for their continued employment and otherwise more closely align their interests with those of the Company and its shareholders. The Company also utilizes stock options as part of its standard compensation package developed to attract highly qualified candidates to the Company.

     Mr. Pease was granted options under the 1992 Stock Option Plan to purchase 50,000 shares of Common Stock in fiscal year 2003. The grant reflected the Management Development Committee's evaluation of Mr. Pease's performance in fiscal year 2002, including the improvement in the Company's financial performance during the year. In determining the size of the grant, the Committee took into consideration that Mr. Pease had received a sizeable stock option grant in the prior fiscal year, in part because of his performance in the first six months of fiscal year 2002, and the successful disposition of the Company's forest products business unit. The Committee believed that an additional option grant at the 50,000 share level was appropriate to more closely align the interests of Mr. Pease with those of the Company and its shareholders.

      In fiscal year 2003, the Management Development Committee also granted options to purchase shares of Common Stock under the 1992 Stock Option Plan to the other executive officers of the Company. The Company's executive officers each received grants of options to purchase between 15,000 and 25,000 shares of Common Stock. The grants reflected the significant improvements in the Company's financial performance and operations during fiscal year 2002, particularly its automotive related operations. The size of the grants were made based on the

Committee's evaluation of the contributions made by each of the executive officers to improving the Company's operating performance.

     Options granted to Mr. Pease and the other executive officers in fiscal year 2003 become exercisable in four equal annual installments, beginning one year from their date of grant, at an exercise price equal to the fair market value of the Common Stock on the date of the grant, which was $1.42.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Board of Directors of the Company has reviewed the provisions of the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to any of the five most highly compensated executive officers at the end of the fiscal year to the extent such compensation exceeds $1,000,000 in any year.

     The Board of Directors of the Company has established certain restrictions on the granting of options under the Company's 1992 Stock Option Plan so that compensation realized in connection with the exercise of options granted under such plan would be exempt from the restrictions on deductibility described above. The 1992 Stock Option Plan restricts to 200,000 the number of shares of Common Stock that may be subject to options granted to any salaried employee in any fiscal year. It is important to note that while this restriction allows the Management Development Committee continuing discretion in establishing executive officer compensation, it does limit such discretion by restricting the size of option awards which the Management Development Committee may grant to any single individual. The permitted size of the option award to a single individual was established based on the Committee's determination of the maximum number of option shares which would be required to be granted in any fiscal year to retain or attract a chief executive officer of the Company.

     The Board of Directors does not believe that other components of the Company's compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility, and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Board of Directors will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Internal Revenue Code.


MANAGEMENT DEVELOPMENT,                              Philip J. DeCocco, Chairman
COMPENSATION AND STOCK OPTION                        David J. Beattie
COMMITTEE                                            W. Richard Marz

                          STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total shareholder return on the Common Stock from June 30, 1998, through June 30, 2003 with an index consisting of returns from a peer group of companies, consisting of Cognex Corp., Cyberoptics Corporation, Integral Vision, Inc. (formerly Medar, Inc.), PPT Vision, Inc. (formerly Pattern Processing Technology) and Robotic Vision Systems Inc. (the "Peer Group Index") and The Nasdaq Stock Market Composite Index (the "Nasdaq Composite Index"). The returns of each company in the Peer Group Index have been weighted according to their respective stock market capitalization. The graph assumes that the value of the investment in the Company's Common Stock, the Peer Group Index and the Nasdaq Composite Index was $100 on June 30, 1998 and that all dividends were reinvested.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
         PERCEPTRON, INC., THE PEER GROUP AND THE NASDAQ COMPOSITE INDEX


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                   JUNE 2003

                                  [LINE GRAPH]



                                                           CUMULATIVE TOTAL RETURN
                                                           -----------------------
                                             6/30/98   6/30/99  6/30/00   6/30/01  6/30/02 6/30/03
                                            --------  --------  -------   -------  ------- --------
                      Perceptron, Inc.        100       38        28       11       13       50
                      Peer Group              100       151      297       148      89       93
                      NASDAQ Composite        100       144      213       115      78       80


     The graph displayed above is presented in accordance with applicable legal requirements. Shareholders are cautioned against drawing any conclusions from the data contained in the graph, as past results are not necessarily indicative of future performance. The graph in no way reflects the Company's forecast of future financial performance.

                             INDEPENDENT ACCOUNTANTS

GENERAL

     The accounting firm of Grant Thornton LLP ("Grant Thornton") has been appointed by the Audit Committee, upon delegation of authority by the Board of Directors, to audit the consolidated financial statements for the Company for the fiscal year ended June 30, 2004. Representatives of Grant Thornton are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at such meeting if they desire to do so.

     On March 8, 2002, after a competitive bid process, the Company, after approval by the Audit Committee and the Board of Directors, dismissed PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountants. The audit reports of PwC on the Company's consolidated financial statements for the fiscal years ending June 30, 2001 and June 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended June 30, 2001 and 2000 and through March 8, 2002, there were no disagreements with PwC on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of PwC would have caused them to make reference in their report on the financial statements for such years. Additionally, during the fiscal years ended June 30, 2001 and 2000 and through March 8, 2002, there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

     PwC furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made in the two preceding paragraphs by the Company. A copy of such letter, dated March 13, 2002, is filed as Exhibit 16 to the Company's Form 8-K filed on March 14, 2002 with the Securities and Exchange Commission.

     After approval by the Board of Directors of the Company, the Company engaged Grant Thornton as its new independent accountants as of March 8, 2002.

     The Audit Committee has adopted a policy regarding audit and non-audit services that may be provided by the Company's independent accountants. The policy sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent accountants may be pre-approved. The policy provides that the Audit Committee will consider whether services to be performed by the independent accountant are consistent with the Securities and Exchange Commission's rules on auditor independence. In particular, the policy expressly names all services the independent accountant may not perform and requires the Audit Committee to consider whether the independent auditor is the best positioned to provide the most effective and efficient service.

     The policy provides that the Audit Committee will review and pre-approve annually, and periodically thereafter as required, the services proposed to be provided by the independent accountant in the categories of audit services, audit related services, tax services and all other services. In addition, the Audit Committee is to determine the appropriate ratio of audit, audit related and tax services to all other services. The Audit Committee has delegated to the chairman of the Audit Committee and, if he or she is unavailable, another member of the Audit Committee, authority to pre-approve audit and non-audit services proposed to performed by the independent auditors not previously approved by the Audit Committee. Under the policy, the Audit Committee is to be informed on a timely basis of services actually rendered by the independent accountant, including those pre-approved by a member of the Audit Committee. The chief financial officer of the Company is to immediately report to the Chairman of the Audit Committee any breach of the policy.

     All of the services described below under audit fees, audit-related fees, tax fees and all other fees arising on or after May 6, 2003 were approved by the Audit Committee pursuant to its pre-approval policies and procedures prior to the service being provided. None of the audit-related fees or tax fees described below arising on or after May 6, 2003 were approved by the Audit Committee after the initiation of such services pursuant to an exemption from the Securities and Exchange Commission's requirements relating to approval of these types of services by the Audit Committee prior to the provision of the service under
Section 2.01(c)(7)(i)(C) of Securities and Exchange Commission Regulation S-X.

FEES PAID TO INDEPENDENT AUDITORS

     AUDIT FEES. The aggregate fees billed by Grant Thornton for professional services rendered for the audit of the Company's annual consolidated financial statements and the reviews of the consolidated financial statements included in the Company's Forms 10-Q and other regulatory filings were $89,673 during fiscal year ended June 30, 2003 and $40,120 during fiscal year ended June 30, 2002. In addition, PwC which served as the Company's independent accountants until March 8, 2002 billed the Company a total of $8,400 during the fiscal year ended June 30, 2003 for audit fees related to the Company's 2002 Form 10-K and other regulatory filings. In fiscal year ended June 30, 2002, PwC billed $45,595 for professional services in connection with the review of the financial statements included in the Company's Form 10-Q for the quarters ended September 30, 2001 and December 31, 2001, audit of the Company's Form 10-K for the fiscal year ended June 30, 2001 and other regulatory filings.

     AUDIT RELATED FEES. The aggregate fees billed by Grant Thornton for professional services rendered for audit-related fees were $7,790 during fiscal year 2003 and $4,588 during fiscal year 2002 related to the audit of the Company's 401(k) Plan and the audit of a government contract, respectively.

     TAX FEES. The aggregate fees billed by Grant Thornton for preparation of federal and state tax returns and miscellaneous tax-related services and advice were $50,200 for fiscal year 2003 and $26,560 for fiscal year 2002. PwC also billed the Company a total of $54,440 for preparation of federal and state tax returns and miscellaneous tax-related services and advice rendered during fiscal year 2002.

     ALL OTHER FEES. Grant Thornton and PwC did not render any such services in fiscal years 2003 and 2002.

     The Audit Committee of the Board of Directors does not consider the provision of the services described above by Grant Thornton or PwC to be incompatible with the maintenance of Grant Thornton's or PwC's independence.

                PROPOSALS BY SHAREHOLDERS FOR 2004 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2004 annual meeting which are eligible for inclusion in the Company's proxy statement for that meeting under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, Michigan 48170, no later than June 25, 2004 in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proposals be submitted by certified mail, return receipt requested.

     Shareholder proposals intended to be presented at the 2004 annual meeting which are not eligible for inclusion in the Company's proxy statement for that meeting under Rule 14a-8 are considered untimely under Rule 14a-5 promulgated under the Exchange Act unless received by the Secretary of the Company at the Company's offices no later than September 11, 2004 and the Company expects the persons named as proxies for the 2004 annual meeting to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal considered untimely at the 2004 annual meeting.

                                  OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters requiring a shareholder vote properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment, to the extent permitted by law, on such matters.

Plymouth, Michigan
October 23, 2003

                                PERCEPTRON, INC.
      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PERCEPTRON, INC.


The undersigned shareholder hereby appoints ALFRED A. PEASE, JOHN J. GARBER and THOMAS S. VAUGHN, or any one of them, the attorney and proxies of the undersigned, with power of substitution, to vote all shares of common stock of Perceptron, Inc. standing in the name of the undersigned at the close of business on October 17, 2003 at the Annual Meeting of Shareholders of the Company to be held on Monday, December 8, 2003 at 9:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there present.

The shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Proxy Statement dated October 23, 2003. Proxies will be voted as instructed.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS (INCLUDING THE ELECTION OF ANY PERSON FOR THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE OR, FOR GOOD CAUSE, WILL NOT SERVE).

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE 2003 ANNUAL REPORT, AND THE PROXY STATEMENT AND NOTICE OF SAID MEETING BOTH DATED OCTOBER 23, 2003.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                   SEE REVERSE
                                                                      SIDE




                                                                         14475

                        ANNUAL MEETING OF SHAREHOLDERS OF

                                PERCEPTRON, INC.

                                DECEMBER 8, 2003



                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.



   \/ Please detach along perforated line and mail in the envelope provided.\/
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS Election of directors to hold office until
   the Annual Meeting of Shareholders in 2004.                                 BROKERS EXECUTING PROXIES SHOULD INDICATE THE NUMBER
                                                                               OF SHARES WITH RESPECT TO WHICH AUTHORITY IS
                                                                               CONFERRED BY THIS PROXY IF LESS THAN ALL SHARES
                                                                               HELD AS NOMINEES ARE TO BE VOTED.
 [  ]   FOR ALL NOMINEES          NOMINEES:
                                  O    David J. Beattie                        PLEASE EXECUTE AND RETURN THIS PROXY IN THE ENCLOSED
                                  O    Kenneth R. Dabrowski                    ENVELOPE PROMPTLY.
 [  ]   WITHHOLD AUTHORITY        O    Philip J. DeCocco
        FOR ALL NOMINEES          O    W. Richard Marz
                                  O    Robert S. Oswald
 [  ]   FOR ALL EXCEPT            O    Alfred A. Pease
        (See instructions         O    James A. Ratigan
        below)                    O    Terryll R. Smith



INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]


--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that      [  ]
changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

                        ------------------       ---------------                          ------------------       ---------------
Signature of Shareholder                    Date:                 Signature of Shareholder                    Date:
                        ------------------       ---------------                          ------------------       ---------------

    NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.